Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue	$96,642	$79,385	$331,954	$248,776

Costs and expenses:
Cost of operations	29,645	27,739	117,281	101,675
Sales and marketing	26,387	23,248	93,645	76,189
General and administrative	14,112	14,407	60,986	52,338
Depreciation and amortization	7,216	5,018	27,233	17,639
Interest income	3,856	962	12,378	5,099

Income from continuing operations before income tax (benefit) provision	23,138	9,935	45,187	6,034
Income tax (benefit) provision	(21,926)	3,886	(17,255)	3,883

Income from continuing operations	45,064	6,049	62,442	2,151
Income (loss) from discontinued operations, net of tax	3,232	(91)	3,442	385

Net income	$48,296	$5,958	$65,884	$2,536

Basic income (loss) per common share:
Income from continuing operations	$0.78	$0.11	$1.09	$0.04
Income (loss) from discontinued operations	0.06	(0.00)	0.06	0.01

Net Income	$0.84	$0.11	$1.15	$0.05

Diluted income (loss) per common share:
Income from continuing operations	$0.75	$0.10	$1.05	$0.04
Income (loss) from discontinued operations	0.06	(0.00)	0.05	0.00

Net Income	$0.81	$0.10	$1.10	$0.04

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,534	56,411	57,184	56,145

Diluted	59,748	58,367	59,743	58,075

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue
Online Services:
Advertising and sponsorship	$70,389	$58,113	$229,333	$170,626
Licensing	21,556	17,306	81,471	55,621
Content syndication and other	351	703	2,378	3,518

Total Online Services	92,296	76,122	313,182	229,765
Publishing and Other Services	4,346	3,263	18,772	19,011

	$96,642	$79,385	$331,954	$248,776

Earnings (loss) before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)
Online Services	$31,612	$22,730	$80,594	$52,324
Publishing and Other Services	1,460	(321)	4,103	362

	33,072	22,409	84,697	52,686

Adjusted EBITDA per basic common share	$0.57	$0.40	$1.48	$0.94

Adjusted EBITDA per diluted common share	$0.55	$0.38	$1.42	$0.91

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	3,856	962	12,378	5,099
Depreciation and amortization	(7,216)	(5,018)	(27,233)	(17,639)
Non-cash advertising	(2,775)	(2,961)	(5,264)	(7,415)
Non-cash stock-based compensation	(3,799)	(5,457)	(19,391)	(26,697)
Income tax benefit (provision)	21,926	(3,886)	17,255	(3,883)

Income from continuing operations	45,064	6,049	62,442	2,151
Income (loss) from discontinued operations, net of tax	3,232	(91)	3,442	385

Net income	$48,296	$5,958	$65,884	$2,536

Basic income (loss) per common share:
Income from continuing operations	$0.78	$0.11	$1.09	$0.04
Income (loss) from discontinued operations	0.06	(0.00)	0.06	0.01

Net Income	$0.84	$0.11	$1.15	$0.05

Diluted income (loss) per common share:
Income from continuing operations	$0.75	$0.10	$1.05	$0.04
Income (loss) from discontinued operations	0.06	(0.00)	0.05	0.00

Net Income	$0.81	$0.10	$1.10	$0.04

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,534	56,411	57,184	56,145

Diluted	59,748	58,367	59,743	58,075

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$213,753	$44,660
Short-term investments	80,900	9,490
Accounts receivable, net	86,081	89,652
Current portion of prepaid advertising	2,329	2,656
Due from HLTH	1,153	143,153
Other current assets	10,840	5,312
Assets of discontinued operations	—	48

Total current assets	395,056	294,971

Property and equipment, net	48,589	44,709
Prepaid advertising	4,521	9,459
Goodwill	221,429	225,028
Intangible assets, net	36,314	45,268
Other assets	12,955	530

	$718,864	$619,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$26,498	$32,846
Deferred revenue	76,401	76,086
Liabilities of discontinued operations	—	1,645

Total current liabilities	102,899	110,577

Deferred tax liability	—	5,367
Other long-term liabilities	9,210	7,912

Stockholders’ equity	606,755	496,109

	$718,864	$619,965

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income	$65,884	$2,536
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(3,442)	(385)
Depreciation and amortization	27,233	17,639
Non-cash advertising	5,264	7,415
Non-cash stock-based compensation	19,391	26,697
Deferred income taxes	(20,953)	2,104
Changes in operating assets and liabilities:
Accounts receivable	3,570	(25,430)
Other assets	1,102	(971)
Accrued expenses and other long-term liabilities	(7,185)	6,698
Due to HLTH	(3,278)	(1,568)
Deferred revenue	314	17,761

Net cash provided by continuing operations	87,900	52,496
Net cash (used in) provided by discontinued operations	(390)	305

Net cash provided by operating activities	87,510	52,801

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	212,923	304,184
Purchases of available-for-sale securities	(284,333)	(229,410)
Purchases of property and equipment	(18,058)	(28,452)
Cash paid in business combinations, net of cash acquired	—	(130,167)

Net cash used in investing activities	(89,468)	(83,845)

Cash flows from financing activities:
Proceeds from issuance of common stock	14,355	5,257
Tax benefit on stock-based awards	1,577	—
Net cash transfers with HLTH	155,119	(5,257)

Net cash provided by financing activities	171,051	—

Net increase (decrease) in cash and cash equivalents	169,093	(31,044)

Cash and cash equivalents at beginning of period	44,660	75,704

Cash and cash equivalents at end of period	$213,753	$44,660